As filed with the Securities and Exchange Commission on June 24, 2002
                            Registration No. 333-____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                     WESTSTAR FINANCIAL SERVICES CORPORATION
      ____________________________________________________________________
             (Exact Name of Registrant as Specified in its Charter)


        NORTH CAROLINA                                   56-2181423
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                                79 Woodfin Place
                         Asheville, North Carolina 28801
                                 (828) 252-1735
         ______________________________________________________________
    (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)


    Weststar Financial Services Corporation 2001 Incentive Stock Option Plan Weststar Financial Services Corporation 2001 Nonstatutory Stock Option Plan
 _______________________________________________________________________________
                            (Full title of the plans)


                               G. GORDON GREENWOOD
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     WESTSTAR FINANCIAL SERVICES CORPORATION
                                79 WOODFIN PLACE
                         ASHEVILLE, NORTH CAROLINA 28801
                                 (828) 252-1735
               __________________________________________________
                     (Name and address of agent for service)

                                 WITH COPIES TO:
                            ANTHONY GAETA, JR. , ESQ.
                              TODD H. EVESON, ESQ.
                             GAETA & GLESENER, P.A.
                        808 SALEM WOODS DRIVE, SUITE 201
                          RALEIGH, NORTH CAROLINA 27615
                                 (919) 845-2558

                                         CALCULATION OF REGISTRATION FEE (1)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                    Proposed Maximum           Proposed
  Title of Securities         Amount to be           Offering Price        Maximum Aggregate          Amount of
    to be Registered           Registered              Per Share            Offering Price      Registration Fee (1)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
      Common Stock               139,370                 $7.77               $1,082,904.90             $99.63
    $1.00 Par Value
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) The shares of Common Stock are being offered to eligible employees and directors of Registrant and its direct and indirect subsidiaries pursuant to options granted to them in accordance with the terms of the Weststar Financial Services Corporation 2001 Incentive Stock Option Plan and the Weststar Financial Services Corporation 2001 Nonstatutory Stock Option Plan (the "Plans") adopted by Registrant. Pursuant to Rule 457(h), the Aggregate Offering Price and the Registration Fee have been calculated on the basis of the maximum number of shares to be issued under the Plans and an Offering Price equal to the price at which the shares may be purchased pursuant to the Plans upon the exercise of the options.


PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Explanatory Note

     As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in
Part I (Items 1 and 2) of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plans as required by Rule 428(b) under the Securities Act of 1933 ("Securities Act"). Such documents are not being filed with the Commission as part of this Registration Statement or prospectuses or prospectus supplements pursuant to Rule 424.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

     The following documents filed by Registrant with the Commission under the Securities Act are incorporated herein by reference: (i) Registrant's Registration Statement on Form S-4 filed under the Securities Act on February 11, 2000 (Registration No. 333-30200);

     In addition, all documents subsequently filed with the Commission by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date hereof prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

     Registrant is incorporated under the laws of the State of North Carolina. North Carolina's Business Corporation Act (the "BCA") contains provisions prescribing the extent to which directors and officers of a corporation shall or may be indemnified.

     The BCA permits a corporation, with certain exceptions, to indemnify a current or former officer or director against liability if he acted in good faith and he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, (ii) in all other cases, that his conduct was at least not opposed to its best interests, and (iii) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify him in connection with a proceeding by or in the right of the corporation in which he was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he as adjudged liable on the basis that personal benefit was improperly received by him unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such reasonable expenses incurred which the court shall deem proper.

     The BCA requires a corporation to indemnify an officer or director in the defense of any proceeding to which he was a party against reasonable expenses to the extent that he is wholly successful on the merits or otherwise in his defense. Indemnification under the BCA generally shall be made by the corporation only upon a determination that indemnification of the director or officer was proper under the circumstances because he met the applicable standard of conduct. Such determination may be made by (i) the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such proceeding, (ii) if such a quorum is not obtainable, by majority vote of a committee duly designated by the Board of Directors consisting solely of two or more directors not at the time party to such proceeding; (iii) if such quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iv) by the stockholders of the corporation.

     The BCA permits a corporation to provide for indemnification of directors and officers in its Articles of Incorporation or Bylaws or by contract or otherwise, against liability in various proceedings, and to purchase and maintain insurance policies on behalf of these individuals. The Articles of Incorporation of the Registrant provide for the elimination of the personal liability for monetary damages for certain breaches of fiduciary duty and the Bylaws of the Registrant provide for the indemnification of directors and officers to the maximum extent permitted by North Carolina law.

Item 7. Exemption From Registration Claimed

        Not applicable.

Item 8. Exhibits

     The following exhibits are filed herewith or incorporated herein by reference as a part of the Registration Statement.

     Exhibit Number   Description
     --------------   -----------

           4          Specimen  of   Registrant's   Common   Stock   certificate
                      (incorporated by reference to Registration Statement on Form S-4; Registration No. 333-30200).

           5 Opinion of Gaeta & Glesener, P.A. as to the legality of the securities being registered (filed herewith).

           23.1       Consent of Deloitte & Touche LLP (filed herewith).

           23.2 Consent of Gaeta & Glesener, P.A. (contained in his opinion filed herewith as Exhibit 5).

     Exhibit Number   Description
     --------------   -----------

           24         Power of Attorney (filed herewith).

           99.1 Copy of Registrant's 2001 Incentive Stock Option Plan and 2001 Nonstatutory Stock Option Plan (incorporated herein by reference to Registrant's report on Form 10-KSB, filed with the Securities and Exchange Commission on March 22,
                      2002).

           99.2 Copy of Registrant's 2001 Nonstatutory Stock Option Plan (incorporated herein by reference to Registrant's report on Form 10-KSB, filed with the Securities and Exchange Commission on March 22, 2002)

Item 9. Undertakings

           (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (1) Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Asheville, State of North Carolina on June 24, 2002.



                                      WESTSTAR FINANCIAL SERVICES CORPORATION


                                      By: /s/ G. Gordon Greenwood
                                          -------------------------------------
                                          G. Gordon Greenwood
                                          President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                         CAPACITY
---------                                         --------

/s/ Gordon Greenwood                President, Chief Executive Officer,
---------------------------         and Director
G. Gordon Greenwood


/s/ Randall C. Hall                 Chief Financial Officer
---------------------------
Randall C. Hall*


/s/ W. Edward Anderson              Director
---------------------------
W. Edward Anderson*


/s/ M. David Cogburn                Director
---------------------------
M. David Cogburn, M.D.*


/s/ Max O. Cogburn, Sr.             Director
---------------------------
Max O. Cogburn, Sr.*


/s/ Daryl J. Hart                   Director
---------------------------
Daryl J. Hart*


/s/ Carol L King                    Director
---------------------------
Carol L. King*


/s/ Stephen L. Pignatiello          Director
---------------------------
Stephen L. Pignatiello*

/s/ Kent W. Salisbury               Director
---------------------------
Kent W. Salisbury, M.D.*


/s/ Laura A. Webb                   Director
---------------------------
Laura A. Webb*


/s/ David N. Wilcox                 Director
---------------------------
David N. Wilcox*



*  By:  /s/ G. Gordon Greenwood
           Attorney-in-fact


                                  EXHIBIT INDEX
                                  -------------


EXHIBIT
NUMBER     DESCRIPTION OF EXHIBIT
------     ----------------------

   4       Specimen of Registrant's Common Stock                  Incorporated by reference

   5 Opinion of Gaeta & Glesener, P.A. as to the legality of the securities being registered

 23.1      Consent of Deloitte & Touche LLP

 23.2      Consent of Gaeta & Glesener, P.A.                      Included in Exhibit 5

  24       Power of Attorney

 99.1      Copy of Weststar Financial Services Corporation 2001   Incorporated by reference
           Incentive Stock Option Plan and 2001 Nonstatutory
           Stock Option Plan

 99.2      Copy of Weststar Financial Services Corporation 2001   Incorporated by reference
           Nonstatutory Stock Option Plan
